Exhibit 10.1

AMETEK, INC.
SUPPLEMENTAL SENIOR EXECUTIVE DEATH BENEFIT PLAN

Effective January 1, 2005

TABLE OF CONTENTS

ARTICLE 1 .	PURPOSE AND EFFECTIVE DATE	1

1.01	Purpose	1
1.02	Effective Date	1

ARTICLE 2 .	DEFINITIONS AND CONSTRUCTION	2

2.01	Definitions	2
2.02	Construction	5

ARTICLE 3 .	ELIGIBILITY AND PARTICIPATION	6

3.01	Generally	6
3.02	Participation Agreement Required	6

ARTICLE 4 .	RETIREMENT BENEFIT	7

4.01	Nature of Benefit	7
4.02	Amount of Benefit	7
4.03	Vesting of Retirement Benefit	7
4.04	Forfeiture	7

ARTICLE 5 .	DEATH BENEFIT	8

5.01	Nature of Benefit	8
5.02	Amount of Benefit	8
5.03	Vesting of Death Benefit	8
5.04	Forfeiture	8

ARTICLE 6 .	PAYMENT OF PLAN BENEFITS	9

6.01	Timing of Benefit Payments	9
6.02	Form of Payment	9
6.03	Administrative Acceleration or Delay of Payment	11
6.04	Withholding	11
6.05	Payment to Guardian	11
6.06	Effect of Payment	11

ARTICLE 7 .	BENEFICIARY DESIGNATION	12

7.01	Beneficiary Designation	12
7.02	Changing Beneficiary	12
7.03	No Beneficiary Designation	12

ARTICLE 8 .	ADMINISTRATION	13

8.01	Committee; Duties	13
8.02	Agents	13
8.03	Binding Effect of Decisions	13
8.04	Indemnity of Committee	13

AMETEK, Inc. Supplemental Senior Executive Death Benefit Plan	Table of Contents

ARTICLE 9 .	CLAIMS PROCEDURE	14

9.01	Claim	14
9.02	Denial of Claim	14
9.03	Review of Claim	14
9.04	Final Decision	14
9.05	Claims for Disability Benefits	14

ARTICLE 10 .	AMENDMENT AND TERMINATION OF PLAN	15

10.01	Amendment	15
10.02	Company’s Right to Terminate	15

ARTICLE 11 .	MISCELLANEOUS	16

11.01	Company Obligation	16
11.02	Trust Fund	16
11.03	Nonassignability	16
11.04	Not a Contract of Employment	16
11.05	Governing Law	17
11.06	Severability	17
11.07	Headings	17
11.08	Notice	17
11.09	Successors	17

AMETEK, Inc. Supplemental Senior Executive Death Benefit Plan	Table of Contents

ARTICLE 1. PURPOSE AND EFFECTIVE DATE
1.01	Purpose.

This AMETEK, Inc. Supplemental Senior Executive Death Benefit Plan (the “Plan”) is intended to provide an additional benefit to certain senior executives of AMETEK, Inc., and its subsidiaries (the “Company”), either in the form of a Retirement Benefit (as set forth in Article 4) or in the form of a Death Benefit (as set forth in Article 5), but not both. If a Participant retires from the Company after attaining early or normal retirement eligibility (or retires from the Company due to disability before attaining normal retirement eligibility and then attains normal retirement age), he will receive a Retirement Benefit determined in accordance with Article 4 of the Plan. In contrast, if a Participant dies while actively employed by the Company and is otherwise eligible to participate in the Plan (or after retiring due to disability but before attaining eligibility for normal retirement), his Beneficiary(ies) will receive a Death Benefit determined in accordance with Article 5 of the Plan.

The Retirement Benefit and the Death Benefit are mutually exclusive: no Death Benefit will be paid on behalf of a Participant who receives a Retirement Benefit, and no Retirement Benefit will be paid on behalf of a Participant if a Death Benefit is paid on that Participant’s behalf. A Participant who terminates employment (not on account of his death or disability) before attaining early or normal retirement eligibility will not receive any benefit under the Plan and no Plan benefit will be paid on his behalf.
1.02	Effective Date.
(a)	The Plan, as hereby amended and restated, is effective January 1, 2005.

(b)	This Plan restatement is effective with respect to the entire benefit of a Participant if the Participant Separates from Service after December 31, 2004.

(c)	If a Participant Separated from Service before January 1, 2005, and had not received his entire benefit as of that date, the Participant’s Retirement Benefit and Death Benefit shall be subject to the terms of this restatement, except that the maximum Retirement Benefit amount under Section 4.02(b) and the maximum Death Benefit amount under Section 5.02(b) shall equal the maximum amounts set forth in paragraphs Second and First, respectively, of the Participant’s participation agreement under the 1992 restatement of the Plan, as amended. These changes are permitted under the terms of the 1992 restatement of the Plan because they are being made to all participation agreements and do not reduce the value of a Participant’s Retirement Benefit or Death Benefit.

(d)	This amendment and restatement of the Plan is not intended to constitute a “material modification” for purposes of section 409A of the Code with respect to the benefit of a Participant (and earnings on such benefit), which was earned and vested (within the meaning of section 409A of the Code) before January 1, 2005. However, the Company shall not be liable for any adverse tax consequence suffered by a Participant or Beneficiary if a Participant’s benefit becomes subject to section 409A of the Code.

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ARTICLE 2. DEFINITIONS AND CONSTRUCTION
2.01	Definitions.

As used in the Plan, the following words and phrases shall have the meaning set forth below:
(a)	Annual Salary. “Annual Salary” means a Participant’s salary, not including bonuses or imputed income, paid by the Company for a calendar year.

(b)	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article 7 to receive any Plan benefits payable after the Participant’s death.

(c)	Board. “Board” means the Board of Directors of AMETEK, Inc.

(d)	Cause. “Cause” means (1) misappropriation of funds, (2) habitual insobriety or substance abuse, (3) conviction of a felony or crime involving moral turpitude, or (4) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties, or financial condition of the Company.

(e)	Change in Control. A “Change in Control” shall occur if:
(1)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires ownership of stock of the Company that, together with the stock held by such person or group of persons, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such person or group of persons is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company before this transfer of the Company’s stock, the acquisition of additional stock by the same person or group of persons shall not be considered to cause a Change in Control of the Company; or

(2)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if such person or group of persons is considered to own 30 percent or more of the total voting power of the stock of the Company before this acquisition, the acquisition of additional control or stock of the Company by the same person or group of persons shall not cause a Change in Control of the Company; or

(3)	A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

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(4)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) assets from the Company that have a total gross fair market value equal to substantially all but in no event less than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change in Control under this Section 2.01(e)(4), if the assets are transferred to:
(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(C)	A person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person described in Section 2.01(e)(4)(C), above.
For purposes of this Section 2.01(e), no acquisition, either directly or indirectly, by the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan shall constitute a Change in Control.

(f)	Code. “Code” means the Internal Revenue Code of 1986, as amended.

(g)	Committee. “Committee” means the Committee appointed by the Board (or its delegee) to administer the Plan pursuant to Article 8.

(h)	Company. “Company” means AMETEK, Inc., a Delaware corporation.

(i)	Death Benefit. “Death Benefit” means the benefit paid on behalf of a Participant in accordance with Article 5.

(j)	Deferred Retirement. “Deferred Retirement” means Separation from Service by the Participant after attaining age 70.

(k)	Disability. “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last

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for a continuous period of not less than twelve (12) months that (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine the existence of Disability, in its sole discretion, and may rely on advice from a medical examiner satisfactory to the Committee in making the determination. A Participant will also be considered disabled if he has been determined to be totally disabled by the Social Security Administration. The term “Disability” is intended to comply with section 409A(a)(2)(C) of the Code and shall be interpreted to permit a Participant to take a distribution in any circumstance that would be permitted under section 409A(a)(2)(C) of the Code.

(l)	Early Retirement. “Early Retirement” means Separation from Service by the Participant after attaining age fifty-five (55) with at least five (5) Years of Service and before attaining age sixty-five (65).

(m)	Effective Date. “Effective Date” means January 1, 2005.

(n)	Eligible Executive. “Eligible Executive” means an Employee in the select group of management or highly compensated senior executives of the Company whom the Board designates as eligible to participate in the Plan.

(o)	Employee. “Employee” means any individual, except any non-resident alien, employed on a regular basis by the Company; provided, however, that any leased employee within the meaning of section 414(n)(2) of the Code shall not be included.

(p)	ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)	Normal Retirement. “Normal Retirement” means Separation from Service by the Participant on or after attaining age sixty-five (65) and before attaining age seventy (70).

(r)	Optional Form. “Optional Form” means one of the following forms of payment:
(1)	Lump Sum. This Optional Form is payable in one lump sum on the commencement date specified in Section 6.01(a)

(2)	Installments. This Optional Form of benefit is payable monthly to the Participant for the number of periods designated by the Participant. A Participant may not elect a number of installment payments that results in payments being made beyond the date on which the Participant attains age 85.

(3)	Life Annuity. This Optional Form of benefit is payable monthly to the Participant for life.

(4)	Life Annuity with 120 or 60 Payments Guaranteed. This Optional Form of benefit is payable monthly to the Participant for life with the first one

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hundred twenty (120) or sixty (60) monthly payment guaranteed, as elected by the Participant. A Participant may not elect a period of guaranteed payments that exceeds the Participant’s remaining life expectancy at the time of the election.
(s)	Participant. “Participant” means any Eligible Executive who is eligible and has become a participant pursuant to Article 3. Such employee shall remain a Participant in this Plan until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

(t)	Participation Agreement. “Participation Agreement” shall mean any of the agreements entered into by the Company and any Participant in accordance with Section 3.02.

(u)	Plan. “Plan” means the AMETEK, Inc. Supplemental Senior Executive Death Benefit Plan.

(v)	Plan Year. “Plan Year” means the calendar year.

(w)	Retirement Benefit. “Retirement Benefit” means the benefit payable to a Participant at Early Retirement, Normal Retirement or Deferred Retirement under Article 4.

(x)	Separation from Service. “Separation from Service” or “Separates from Service” means separation from service within the meaning of section 409A of the Code.

(y)	Year of Service. “Year of Service” means the 12-month period following the date that the Participant first performs an hour of service for the Company and each consecutive 12-month period following the anniversary of that date that is completed before the Participant Separates from Service.
2.02	Construction.

For purposes of the Plan, unless the contrary is clearly indicated by the context,
(a)	the use of the masculine gender shall also include within its meaning the feminine and vice versa,

(b)	the use of the singular shall also include within its meaning the plural and vice versa, and

(c)	the word “include” shall mean to include without limitation.

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ARTICLE 3. ELIGIBILITY AND PARTICIPATION
3.01	Generally.
(a)	If an Eligible Executive is a Participant on the Effective Date and his benefit is subject to the terms of this restatement in accordance with Section 1.02(b), the Eligible Executive will remain a Participant if he executes a new Participation Agreement; if the Eligible Executive fails to execute a new Participation Agreement, he shall cease being a Participant as of the Effective Date.

(b)	If an Employee is designated an Eligible Executive on or after the Effective Date, the Eligible Executive will become a Participant when he properly executes a Participation Agreement.
3.02	Participation Agreement Required.
(a)	No Eligible Executive under Sections 3.01(a) or 3.01(b) will be eligible to be a Participant in the Plan unless he and the Company execute a Participation Agreement evidencing his participation in the Plan. The executed Participation Agreement will constitute an agreement between the Company and the Eligible Executive that binds both of them to the terms of the Plan and will bind their heirs, executors, administrators, successors, and assigns, both present and future.

(b)	In the case of an Eligible Executive described under Section 3.01(a), the executed Participation Agreement will also constitute the Eligible Executive’s written agreement to waive all rights he may have under any earlier restatement of the Plan or agreement under the Plan.

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ARTICLE 4. RETIREMENT BENEFIT
4.01	Nature of Benefit.

A Participant’s Retirement Benefit shall be a lump sum or a series of installment or annuity payments that are payable if a Participant Separates from Service (a) pursuant to an Early Retirement, Normal Retirement, or Deferred Retirement or (b) before Normal Retirement as a result of Disability and then attains age 65.

The Retirement Benefit under the Plan is mutually exclusive with the Death Benefit under the Plan (which is described in Article 5). No Retirement Benefit shall be paid to or on behalf of any Participant if a Death Benefit has been or will be paid on behalf of such Participant.
4.02	Amount of Benefit.

The Retirement Benefit shall be an annual amount (or the actuarial equivalent of an annual amount) equal to one tenth of the lesser of:
(a)	two times the Participant’s average Annual Salary received from the Company during the five consecutive calendar years immediately preceding the calendar year of the Participant’s Separation from Service in accordance with Section 6.01(a), the product of which shall be rounded off to the next highest multiple of $50,000; or

(b)	the maximum Retirement Benefit amount set forth in the Participant’s Participation Agreement.
4.03	Vesting of Retirement Benefit.

Each Participant shall become 100% vested in his Retirement Benefit upon (a) Separation from Service pursuant to either an Early Retirement, Normal Retirement, or Deferred Retirement or (b) attaining age 65 after Separating from Service as a result of a Disability before Normal Retirement.
4.04	Forfeiture.
(a)	Any portion of a Participant’s Retirement Benefit that does not vest in accordance with Section 4.03 shall be forfeited on the date the Participant Separates from Service or dies, whichever occurs earlier, except that a Participant who has a Disability shall not forfeit his Retirement Benefit before Normal Retirement.

(b)	The Participant’s entire Retirement Benefit shall be forfeited if a Death Benefit becomes payable on the Participant’s behalf in accordance with Article 5.

(c)	The Committee may cause a forfeiture with respect to all or any portion of the Participant’s Retirement Benefit (whether or not vested) if the Committee determines that the Participant’s employment has been terminated for Cause.

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ARTICLE 5. DEATH BENEFIT
5.01	Nature of Benefit.

A Participant’s Death Benefit under the Plan shall be a series of equal monthly installment payments that are payable if the Participant dies (a) while actively employed by the Company or (b) before he becomes eligible for Normal Retirement if he Separates from Service on account of a Disability.

The Death Benefit under the Plan is mutually exclusive with the Retirement Benefit under the Plan (as described in Article 4). No Death Benefit shall be paid on behalf of any Participant if a Retirement Benefit has been or will be paid to or on behalf of such Participant.
5.02	Amount of Benefit.

The Death Benefit shall be an annual amount equal to one tenth of the lesser of:
(a)	two times the Participant’s average Annual Salary received from the Company during the five consecutive calendar years immediately preceding the calendar year of the Participant’s death rounded off to the next highest multiple of $50,000; or

(b)	the maximum Death Benefit amount set forth in the Participant’s Participation Agreement.
5.03	Vesting of Death Benefit.

Each Participant shall become 100% vested in his Death Benefit upon his death (a) while actively employed by the Company or (b) before reaching eligibility for Normal Retirement if the Participant Separates from Service as a result of a Disability.
5.04	Forfeiture.
(a)	Any portion of a Participant’s Death Benefit that does not vest in accordance with Section 5.03 shall be forfeited on the date the Participant Separates from Service or dies, whichever occurs earlier.

(b)	The Participant’s entire Death Benefit shall be forfeited if a Retirement Benefit becomes payable on the Participant’s behalf in accordance with Article 4.

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ARTICLE 6. PAYMENT OF PLAN BENEFITS
6.01	Timing of Benefit Payments.
(a)	Retirement Benefit.
(1)	Early or Normal Retirement. A Participant who Separates from Service pursuant to an Early Retirement or a Normal Retirement shall receive or shall begin receiving the Retirement Benefit on the first day of the month coincident with or next following the earlier of (A) the date of the Participant’s death or (B) the date that the Participant attains age 70.

(2)	Deferred Retirement. A Participant who Separates from Service pursuant to a Deferred Retirement shall receive or shall begin receiving the Retirement Benefit on the first day of the month coincident with or next following the date that is six (6) months after the date of the Participant’s Separation from Service, provided that if the Participant dies after Separation from Service and before the date that is six (6) months after the date of the Participant’s Separation from Service, the Retirement Benefit shall be paid on the first day of the month coincident with or next following the date of the Participant’s death.

(3)	Disability. A Participant who Separates from Service due to Disability before he is eligible for Normal Retirement shall receive or shall begin receiving the Retirement Benefit on the first day of the month coincident or next following the date he attains age 65.
(b)	Death Benefit.

The Death Benefit payable on behalf of a Participant shall begin to be paid on the first day of the month coincident with or next following the date on which the Participant dies.
6.02	Form of Payment.
(a)	Retirement Benefit.
(1)	General. The Retirement Benefit payable to any Participant shall be paid in equal monthly installments for ten years unless the Participant makes a valid election, in accordance with subsections (2), (3), or (4), below, to receive his Retirement Benefit in an Optional Form. The most recently filed election that meets the requirements of subsections (2), (3), or (4) below, shall be effective.

(2)	Initial Election Regarding Form of Payment.
(A)	Normal Rule. A Participant may elect an Optional Form by making such election before the expiration of thirty (30) days from the date he first becomes eligible to participate in the Plan, provided that he has not, within the preceding twenty-four (24) months, been eligible to participate in any other non-account-

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based deferred compensation arrangement of the Company (within the meaning of section 409A of the Code).

(B)	One-Time Election Before January 1, 2008. A Participant may make a special election of any Optional Form (or may revoke any prior election) before January 1, 2008; provided, however, that the Participant may not make a new election under this paragraph after December 31, 2006, if (1) all or any portion of his Retirement Benefit would otherwise be paid during 2007 or (2) the election would accelerate payment of all or a portion of his Retirement Benefit into 2007; and provided, further, that the election satisfies Sections 6.02(a)(4)(D) and (E), below. The Participant must elect the same time and form of distribution for his entire Retirement Benefit.
(3)	Election Between Life Annuities. A Participant may file an election to receive an Optional Form that is an annuity at any time before the first annuity payment is made, provided that (A) the Participant’s existing election is an annuity and (B) both the annuity payable under the existing election and the annuity payable under the new election are considered “life annuities” for purposes of section 409A of the Code.

(4)	Modification of Election. If a Participant wishes to change the form of payment for his Retirement Benefit, and the new election does not satisfy the requirements of Section 6.02(a)(2)(B) (concerning elections before January 1, 2008) or Section 6.02(a)(3) (concerning elections between life annuities), the Participant’s new payment election must satisfy the requirements of this Section 6.02(a)(4). A Participant may change his election under this Section 6.02(a)(4) only if the new election —
(A)	is not effective until at least twelve (12) months after the date on which the election is made;

(B)	defers the first payment with respect to which such election is made for a period of not less than five (5) years from the date such payment would otherwise have been made;

(C)	is not made less than twelve (12) months before the Retirement Benefit would otherwise commence or be paid under Section 6.01;

(D)	does not result in the Participant’s Retirement Benefit commencing after the later of (A) the Participant’s Separation from Service or (B) the Participant’s attaining age 75; and

(E)	does not result in any part of a Participant’s Retirement Benefit being paid after the earlier of (A) the fifteenth (15th) year after the Participant’s Separation from Service or (B) the Participant’s attaining age 85.
(5)	Optional Forms are Actuarially Equivalent. In all instances, the Retirement Benefit payable under this Section 6.02 shall be the actuarial

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equivalent of the Retirement Benefit determined under Section 4.02. Actuarial equivalence shall be determined using reasonable actuarial factors determined by the Committee to be appropriate for this purpose.

(6)	Continued Payment of Retirement Benefit After Participant’s Death. If the Participant dies after his retirement under this Plan and before his Retirement Benefit is paid in full (and the Participant has not chosen to have his Retirement Benefit paid as an annuity without guaranteed payments), the Company shall pay to the Participant’s Beneficiaries any remaining amounts at the same time and in the same manner as if the Participant had survived.
(b)	Death Benefit.

The Death Benefit payable on behalf of any Participant shall be paid in equal monthly installments that begin as provided in Section 6.01(b) and end in the month in which the Participant would have attained age 80.
6.03	Administrative Acceleration or Delay of Payment.

A payment is treated as being made on the date when it is due under the Plan if the payment is made (a) no earlier than thirty (30) days before the due date specified by the Plan or (b) on a date later than the due date specified by the Plan that is either (1) in the same Plan Year (for a payment whose specified due date is on or before September 30) or (2) by the fifteenth (15th) day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).
6.04	Withholding.

The Company shall withhold from any payment made pursuant to this Plan any taxes the Company reasonably believes are required to be withheld from such payments under local, state, or federal law.
6.05	Payment to Guardian.

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

6.06	Effect of Payment.

The full payment of the applicable benefit under this Article 6 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

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ARTICLE 7. BENEFICIARY DESIGNATION
7.01	Beneficiary Designation.

Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

7.02	Changing Beneficiary.

Any Beneficiary designation may be changed without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee during the Participant’s lifetime.

7.03	No Beneficiary Designation.

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
(a)	the Participant’s surviving spouse;

(b)	the Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

(c)	the Participant’s estate.

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ARTICLE 8. ADMINISTRATION
8.01	Committee; Duties.

This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons, who may also be Participants in this Plan, and are named as the initial Committee in this Plan or as subsequently appointed by the Board or its delegee. The Committee shall have the full discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration, and (b) establish and maintain an investment policy, select appropriate investment options to implement the investment policy, monitor the performance of such investment options, and change the selection of investment options from time to time in a manner consistent with the objectives of the investment policy. A Committee member who is also a Participant in this Plan shall be prohibited from voting on any matter which may, in the opinion of the balance of the Committee, directly affect the Committee member’s rights or benefits under this Plan. A majority vote of the Committee members permitted to vote shall control any decision.

8.02	Agents.

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.03	Binding Effect of Decisions.

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.04	Indemnity of Committee.

The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense (including counsel fees) or liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

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ARTICLE 9 . CLAIMS PROCEDURE
9.01 Claim.

Any person or entity claiming a benefit under the Plan (hereinafter referred to as “Claimant”) shall present the request in writing to the Corporate Human Resources Department, which shall respond in writing as soon as practical, but not later than ninety (90) days after receipt of the claim, unless the Corporate Human Resources Department notifies the Claimant that special circumstances require an additional period of time (not to exceed 90 days) to review the claim properly.

9.02	Denial of Claim.

If the claim or request is denied, the written notice of denial shall state:
(a)	the reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(b)	a description of any additional material or information required and an explanation of why it is necessary; and

(c)	an explanation of the Plan’s claim review procedure, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA if the claim denial is denied (in whole or in part) on appeal.
9.03	Review of Claim.

Any Claimant whose claim or request is denied or who has not received a response within the time limits set forth above may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or, in the event Claimant has not received a timely response, within 60 days after the date the Corporate Human Resources Department was required to respond to the claim under Section 9.01. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.04	Final Decision.

The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

9.05	Claims for Disability Benefits.

To the extent required by law, the Committee shall develop alternative claims procedures that shall apply with respect to claims for Disability benefits.

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ARTICLE 10. AMENDMENT AND TERMINATION OF PLAN
10.01	Amendment.

The Committee may at any time amend the Plan by written instrument executed by or on behalf of all Committee members, notice of which shall be given to all Participants and to any Beneficiary receiving installment payments, except that no amendment shall reduce the amount of any Retirement Benefit or Death Benefit that is vested in accordance with Sections 4.03 or 5.03, respectively, as of the date such notice of the amendment is given.

10.02	Company’s Right to Terminate.

The Committee may at any time partially or completely terminate the Plan. Any termination of the Plan must be made by written instrument executed by the Committee and approved by the Board. In the event of complete termination, the Plan shall cease to operate and the Company shall distribute the Retirement Benefit or Death Benefit to the appropriate Participant or Beneficiary in accordance with Article 6.

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ARTICLE 11. MISCELLANEOUS
11.01	Company Obligation.

The Company shall not be required to fund any obligations under the Plan. Except as provided in Section 11.02, any assets that may be accumulated by the Company to meet its obligations under the Plan shall for all purposes be part of the general assets of the Company. To the extent that any Participant or Beneficiary acquires a right to receive payments under the Plan for which the Company is liable, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

11.02	Trust Fund.

The Company shall be responsible for the payment of all benefits provided under the Plan. Before a Change in Control, at its discretion, the Company may establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Following a Change in Control, the Company shall establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits, and shall fund such trust with the full amount necessary to pay all benefits that are reasonably expected to be payable under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all of the Company’s general creditors in the event of insolvency and shall not be located or transferred outside the United States. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company. No assets of the trust or the Company shall become restricted to provide benefits under the Plan in connection with a change in the Company’s financial health.

11.03	Nonassignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, except that the Committee may recognize a domestic relations order in accordance with procedures that it may establish for this purpose.

11.04	Not a Contract of Employment.

This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

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11.05	Governing Law.

The Plan shall be construed and enforced in accordance with applicable federal law and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania (without regard to the legislative or judicial conflict of laws rules of any state or other jurisdiction).

11.06	Severability.

If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. In addition, if any provision of the Plan shall be found to violate section 409A of the Code or otherwise result in benefits under the Plan being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Plan shall be administered without regard to such provision.

11.07	Headings.

Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

11.08	Notice.

Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered mail, certified mail, or reputable overnight delivery service. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or overnight delivery, as of the date shown on the postmark on the receipt for registration or certification or on the records of the overnight delivery company. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

11.09	Successors.

The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

AMETEK, INC.

BY:	/s/ Henry J. Policare

BY:	Henry J. Policare

DATED: 11/1/07

ATTEST

BY:	/s/ Kathryn E. Sena

Kathryn E. Sena

Corporate Secretary

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